EXHIBIT 10d



        AMENDED AND RESTATED CREDIT FACILITY AGREEMENT
                      AMENDMENT NUMBER 1


          THIS AMENDMENT is made as of the 27th day of January, 1997, by and among DETECTION SYSTEMS, INC., a corporation formed under the laws of the State of New York with offices at 130 Perinton Parkway, Fairport, New York 14450 ("Detection"), RADIONICS, INC., a corporation formed under the laws of the State of California with offices at 1800 Abbott Street, Salinas, California 93901 ("Radionics"), and FLEET BANK, a bank and trust company formed under the laws of the State of New York with offices at One East Avenue, Rochester, New York 14638 ("Bank").

           WHEREAS,  the  parties entered into an  Amended  and
Restated  Credit Facility Agreement dated as of  May  25,  1996
(the "Credit Agreement"), and

           WHEREAS,  the  parties desire to  amend  the  Credit
Agreement,


          NOW THEREFORE, the parties hereby agree as follows:

           1.   The following definitions contained  in Section
1.1 of the Credit Agreement are hereby amended to read in their respective entireties as follows:

                      "Break  Costs"  shall  mean  an
          amount   equal  to  the  amount  (if   any)
          required  to compensate the Bank,  and  any
          assignee  or participant of the  Bank,  for
          any  additional  losses (including  without
          limitation  any  loss,  cost,  or   expense
          incurred  by  reason of the liquidation  or
          reemployment of deposits or funds  acquired
          by   the  Bank  to  fund  or  maintain  the
          Obligations),    costs,    and     expenses
          (including without limitation penalties) it may reasonably incur as a result of or in connection with any prepayment or failure to make a prepayment after notice of the same is given.

                    "Business Day" shall mean any day
          except for a Saturday, Sunday, banking holiday in the State of New York, or banking holiday in London, England.

                     "Debt" for any person or  entity
          shall  mean (i) indebtedness of such person
          or   entity   for  borrowed   money,   (ii)
          obligations  of such person or  entity  for
          the deferred purchase price of property  or
          services (except trade payables incurred in
          the  ordinary  course of  business),  (iii)
          capitalized or capitalizable obligations of
          such  person  or  entity  with  respect  to
          leases,  (iv)  the  amount  available   for
          drawing  under outstanding standby  letters
          of  credit issued for the account  of  such
          person  or entity and the amount  of  other
          off-balance     sheet    obligations     or
          liabilities,   each  to  the   extent   not
          otherwise  treated separately as Debt,  (v)
          all  obligations endorsed (other  than  for
          collection  in  the  ordinary   course   of
          business)  or guaranteed by such person  or
          entity directly or indirectly in any manner
          including   without  limitation  contingent
          obligations  to  purchase,  pay  or  supply
          funds  to any person or entity to assure  a
          creditor against loss, (vi) obligations  of
          such   person   or  entity  arising   under
          acceptance facilities, or bills, notes,  or
          similar  instruments, and (vii) obligations
          secured  by  a lien, security interest,  or
          other   arrangement  for  the  purpose   of
          security  on property owned by such  person
          or  entity  whether or not  the  underlying
          obligations  have  been  assumed  by   such
          person or entity.

                      "Eligible  Subsidiaries"  shall
          mean consolidated Subsidiaries wholly owned
          by   Detection   or  Radionics   that   are
          Guarantors,  that  have provided  the  Bank
          with  security interests in  all  of  their
          assets unless otherwise agreed by the Bank,
          and    that,    except   for   intercompany
          transactions  with the Borrower  and  other
          Eligible Subsidiaries, themselves comply in all respects with the same requirements as are imposed upon the Borrower in Articles
          8, 9, 10, and 11 of this Agreement.

                      "Increased  Cost"   means   any
          additional amounts sufficient to compensate
          the Bank and any assignee or participant of
          the  Bank  for any reduction in any  amount
          receivable  by such Bank or participant  in
          respect of the Obligations or any increased
          costs   of   funding  or  maintaining   the
          Obligations as a result of the adoption of,
          change  of, or change in the interpretation
          or  administration of any law,  regulation,
          guideline  or  policy by  any  governmental
          authority,   central  bank  or   comparable
          agency  charged with the interpretation  or
          administration  thereof, or  compliance  by
          the  Bank or the Bank's holding company (or
          any assignee or participant of the Bank  or
          any  of their holding companies), with  any
          request or directive (whether or not having
          the  force  of law) of any such  authority,
          central  bank  or comparable agency,  which
          has  or  would have the effect of  reducing
          the  rate of return of the Bank, the Bank's
          holding   company,  or  any   assignee   or
          participant  of the Bank or  any  of  their
          holding companies, as a consequence of  the
          transactions contemplated by this Agreement
          and  all  related documents and agreements,
          the existence of the Bank's commitment,  or
          any  note bearing interest at a rate  based
          on  the  LIBOR Rate, to a level below  that
          which the Bank, the Bank's holding company,
          or  any assignee or participant of the Bank
          or   their  respective  holding  companies,
          could  have achieved but for such adoption,
          change    or   compliance   (taking    into
          consideration such Bank's, assignee's,  and
          participant's policies), including  without
          limitation including without limitation any
          law,   regulation,  policy   or   guideline
          relating  to (i) capital adequacy including
          among  others  any adopted pursuant  to  or
          arising out of the July 1988 report of  the
          Basle Committee on Banking Regulations  and
          Supervisory       Practices        entitled
          "International   Convergence   of   Capital
          Measurement  and  Capital Standards",  (ii)
          reserve requirements, (iii) taxation,  (iv)
          asset  maintenance, (v) asset  pledges,  or
          (vi)   otherwise.   A  certificate   of   a
          claiming bank detailing such Increased Cost shall be deemed to be conclusive as to the amount claimed absent manifest error.

                     "LIBOR  Rate" shall  mean,  with
          respect  to  any interest rate period,  the
          rate   per   anum  equal  to  the  quotient
          obtained by dividing (and rounding  to  the
          nearest  1/100 of 1%) (i) LIBOR by  (ii)  a
          percentage  equal to 100%  minus  the  then
          stated   maximum   rate  of   all   reserve
          requirements  pursuant to Regulation  D  of
          the   Federal   Reserve  Board,   including
          without limitation any marginal, emergency, supplemental, special, or other reserves required by applicable law. The LIBOR Rate shall be further adjusted to reflect any Increased Cost.

                     "Subsidiary" shall mean for  any
          person or entity any corporation or other business organization of which at least a majority of the securities, equity, or other ownership interests having absolute or contingent voting power are directly or indirectly owned by such person or entity.

           2. A new paragraph is hereby added to the end of the definition of "LIBOR" contained in Section 1.1 of the Credit Agreement, to read as follows:

                     If  at any time the Bank (acting
          for  itself or at the request of any of its
          participants)  notifies the  Borrower  that
          LIBOR  plus the applicable margin will  not
          adequately  reflect the cost to any of them
          of    making,   funding,   or   maintaining
          Obligations for which the interest rate  is
          based   upon   LIBOR  for  any   particular
          interest rate period, the obligation of the
          Bank  to make advances available at a  rate
          based  upon LIBOR shall be suspended  until
          the   Bank  (acting  for  itself  and   its
          participants) notifies the Borrower that the circumstances causing such suspension no longer exist.

           3.    A  new sentence is hereby added to the end  of
Section 2.1 of the Credit Agreement to read in its entirety as follows:

                Each borrowing request must be of  at
          least $250,000.

           4. The second paragraph of Section 2.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     The  Borrower, however, at least
          three  Business  Days prior  to  each  Rate
          Change  Date  may notify the  Bank  of  its
          election   to   have  a  portion   of   the
          outstanding  principal  amount  under   the
          Revolving  Line  (which must  be  at  least
          $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

           5. The second paragraph of Section 3.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                      Detection,  however,  at  least
          three  Business  Days prior  to  each  Rate
          Change  Date  may notify the  Bank  of  its
          election   to   have  a  portion   of   the
          outstanding  principal  amount  under   the
          Mortgage  Loan  (which  must  be  at  least
          $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

           6. The second paragraph of Section 3A.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

                      Detection,  however,  at  least
          three  Business  Days prior  to  each  Rate
          Change  Date  may notify the  Bank  of  its
          election   to   have  a  portion   of   the
          outstanding principal amount under the Term
          Loan (which must be at least $1,000,000 and must be an increment of $100,000) bear interest for a one-month, three-month, or six month period commencing on such Rate
          Change Date at the LIBOR Rate plus the Applicable LIBOR Margin.

           7.    A  new final paragraph is hereby to  added  to
Section 6.1 of the Credit Agreement to read in its entirety as follows:

                     Each Eligible Subsidiary is duly
          organized,  validly existing  and  in  good
          standing  under the laws of  the  state  or
          country  of its organization, and  is  duly
          qualified to transact business and in  good
          standing  in  all states and  countries  in
          which it is required to qualify or in which
          failure  to  qualify could have a  material
          adverse  impact  on  its  business.    Each
          Eligible  Subsidiary  has  full  power  and
          authority to own its properties,  to  carry
          on  its business as now being conducted, to
          execute,    deliver   and    perform    its
          obligations  under this Agreement  and  all
          documents and instruments related  to  this
          Agreement,    and    to   consummate    the
          transactions contemplated hereby.

          8.   A new final paragraph is hereby added to Section
6.2 of the Credit Agreement to read in its entirety as follows:

                     All necessary action on the part
          of   each  Eligible  Subsidiary,  including
          shareholder   approval   to   the    extent
          required, relating to authorization of  the
          execution  and  delivery of this  Agreement
          and  all related documents and instruments,
          and  the performance of the Obligations  of
          Each  Eligible  Subsidiary  hereunder   and
          thereunder  has been taken.  All  documents
          and  instruments related to this  Agreement
          executed   by   each  Eligible   Subsidiary
          respectively  constitute legal,  valid  and
          binding   obligations  of   such   Eligible
          Subsidiary, enforceable in accordance  with
          their    respective   terms,   except    as
          enforceability may be limited by applicable
          bankruptcy,   insolvency  or  similar   law
          affecting    the   rights   of    creditors
          generally,  and  equitable principles.   No
          Eligible  Subsidiary has defenses, offsets,
          claims,  or  counterclaims with respect  to
          its obligations arising under all documents
          and  instruments related to this Agreement.
          The execution and delivery by Each Eligible
          Subsidiary  or all documents and agreements
          related   to   this  Agreement,   and   the
          performance by each Eligible Subsidiary  of
          its  obligations under this  Agreement  and
          all  related documents and agreements  will
          not  violate any provision of  law  or  any
          Eligible   Subsidiary's   Certificate    of
          Incorporation  or By-laws or organizational
          or  other  documents  or  agreements.   The
          execution, delivery and performance of  all
          documents  and agreements related  to  this
          Agreement,  and  the  consummation  of  the
          transactions contemplated hereby  will  not
          violate, be in conflict with, result  in  a
          breach  of,  or constitute a default  under
          any   agreement  to  which   any   Eligible
          Subsidiary is a party or by which any of its properties is bound, or any order, writ, injunction, or decree of any court or governmental instrumentality, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of its properties except in favor of the Bank.

          9.   A new final paragraph is hereby added to Section
6.3 of the Credit Agreement to read in its entirety as follows:

                    All of the outstanding shares and
          other  equity  interests of  each  Eligible
          Subsidiary  are  duly  authorized,  validly
          issued,  and  fully  paid.   There  is   no
          existing   contract,  debenture,  security,
          right,  option,  warrant, call  or  similar
          commitment of any character calling for  or
          relating   to   the  issuance,  retirement,
          redemption,  purchase,  or  repurchase   of
          shares or other equity interests of any Eligible Subsidiary except with respect to Emergency Communications, Inc. pursuant to the Shareholders Agreement dated January
          26, 1993, a complete copy of which has been provided to the Bank prior to the date hereof.

          10.  A new final paragraph is hereby added to Section
6.4 of the Credit Agreement to read in its entirety as follows:

                     There  is  no  action,  suit  or
          proceeding at law or in equity or by or before any governmental instrumentality or other agency pending or, to the knowledge of the Borrower, threatened against or affecting any Eligible Subsidiary (i) that brings into question the legality, validity or enforceability of this Agreement or the transactions contemplated hereby or (ii) that, if adversely determined, would have a material adverse effect on the financial condition or the business of the Eligible
          Subsidiary.

           11. Section 6.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

                       All    financial    statements
          furnished by the Borrower to the  Bank  are
          complete and correct, have been prepared in
          accordance    with    generally    accepted
          accounting principles consistently  applied
          throughout   the  periods  indicated,   and
          fairly present the financial condition of the Borrower and its Eligible Subsidiaries, as of the respective dates thereof and the results of their respective operations for the respective periods covered thereby.

           12. Section 6.6 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     Since  the most recent financial
          statements described in Section 6.5  hereof
          there  has been no material adverse  change
          in  the  condition, financial or otherwise,
          of    the    Borrower   or   its   Eligible
          Subsidiaries, taken as a whole.

           13.  A new final sentence is hereby added to Section
6.7 of the Credit Agreement to read in its entirety as follows:

                Each Eligible Subsidiary has filed or
          caused to be filed when due all federal tax returns and all state and local tax returns that are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or any assessment received.

           14. Section 6.8 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     The  Borrower and  each  of  its
          Eligible   Subsidiaries   have   good   and
          marketable title to all of their properties and assets, including without limitation, the properties and assets reflected in the most recent financial statements referred to in Section 6.5 hereof. The Borrower and each of its Eligible Subsidiaries have undisturbed peaceable possession under all leases under which they are operating, none of which contain unusual or burdensome provisions that may materially affect the operations of the Borrower and its Eligible
          Subsidiaries, and all such leases are in full force and effect.

           15. Section 6.9 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     Except as disclosed in the  most
          recent financial statements referred to  in
          Section 6.5 hereof, the Borrower and its Eligible Subsidiaries have no outstanding
          Debt.

           16. Section 6.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

                No  action, event, or transaction has
          occurred that could give rise to a lien or encumbrance on the assets of the Borrower or its Eligible Subsidiaries as a result of the application of relevant provisions of ERISA, and the Borrower and its Eligible
          Subsidiaries are in material compliance with all requirements of ERISA.

           17. Section 6.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     The  Borrower and  its  Eligible
          Subsidiaries  are not in violation  of  any
          laws,   ordinances,   governmental   rules,
          requirements, or regulations to which  they
          are    subject   which   violation    might
          materially  adversely affect the  condition
          (financial  or otherwise) of  the  Borrower
          and   its   Eligible   Subsidiaries.    The
          Borrower and its Eligible Subsidiaries have
          obtained  and  are in compliance  with  all
          licenses,    permits,    franchises,    and
          governmental  authorizations necessary  for
          the  ownership of their properties and  the
          conduct   of  their  business,  for   which
          failure    to   comply   could   materially
          adversely affect the condition (financial or otherwise) of Borrower and its Eligible
          Subsidiaries.

           18. Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     The  Borrower and  its  Eligible
          Subsidiaries  own or possess  all  patents,
          trademarks,  service  marks,  trade  names,
          copyrights, licenses, authorizations, other
          intellectual  property  rights,   and   all
          rights   with  respect  to  the  foregoing,
          necessary to the conduct of their  business
          as   now  conducted  without  any  material
          conflict with the rights of others.

           19. Section 6.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

                     The  Borrower and  its  Eligible
          Subsidiaries   are  not  parties   to   any
          contract   or  agreement  that   materially
          adversely affects their business, property,
          assets,   or   condition,   financial    or
          otherwise,   and  the  Borrower   and   its
          Eligible Subsidiaries are in compliance in all material respects with all contracts and agreements to which they are a party.

           20.   A  new  clause is hereby added to the  end  of
Section 8.3 of the Credit Agreement to read as follows:

                and so long as Borrower maintains all
          reserves required by GAAP

          21.  A new Section 8.13 is hereby added to the Credit
Agreement to read as follows:

                      8.13   Eligible   Subsidiaries.
          Cause each Eligible Subsidiary to comply in all respects with the same requirements as are imposed upon the Borrower in Sections
          8.3,  8.4, 8.5, 8.6, 8.7, 8.8, and  8.9  of
          this Agreement.

           22.  A new Section 9.9 is hereby added to the Credit
Agreement to read as follows:

                      9.9    Eligible   Subsidiaries.
          Cause each Eligible Subsidiary to comply in all respects with the same requirements as are imposed upon the Borrower in Sections
          9.1,  9.2, 9.3, 9.5, 9.6, and 9.8  of  this
          Agreement.

           23. Section 12.1(f) of the Credit Agreement is hereby amended to read in its entirety as follows:

                    f.   Material Change.   After ten
          (10)  days  notice  to  the  Borrower,  any
          condition  by  reason  of  which  the  Bank
          reasonably believes the Borrower's  ability
          to timely repay any Obligations to the Bank
          is  impaired, including without  limitation
          by   reason   of  material  or   reasonably
          projected  material  change  in  Borrower's
          business  or operations, or in  any  factor
          affecting     Borrower's    business     or
          operations,   or   regarding   any    other
          obligation or agreement of Borrower, or  in
          the  financial condition of Borrower or its
          Eligible Subsidiaries taken as a whole,  or
          in   the   collateral  for  the  Borrower's
          Obligations.

          24.  A new final paragraph is hereby added to Section
12.2 to read in its entirety as follows:

                     After any Event of Default,  the
          Bank  may  require the Borrower to  deliver
          cash  collateral to the Bank, together with
          agreements related thereto satisfactory  to
          the  Bank  in  its sole discretion,  in  an
          amount   equal  to  the  aggregate  undrawn
          outstanding amount of all letters of credit issued pursuant to Section 2.8 of this Agreement.

          25. The reference to "business days" in Section 13.4 of the Credit Agreement is hereby amended to read "Business
Days".

           26. A new Section 13.14 is hereby added to the Credit Agreement to read as follows:

                     13.14     Time of Payments.   In
          the event that any payment is due from the Borrower under this Agreement or any note, instrument, agreement, or document related hereto, such payment shall be made in immediately available funds to the Bank at or before 2:00 p.m. on the Business Day on which such payment is due. Payments made after such time shall continue to bear interest until the next succeeding Business
          Day at the rates otherwise provided in this Agreement.

           27. All other terms of the Credit Agreement shall remain unchanged and in full force and effect.

           28. Borrower represents and warrants that (a) each of the representations and warranties set forth in the Credit Agreement is true and correct as of the date hereof (and with respect to the representations and warranties set forth in
Section 6.5 of the Credit Agreement, the financial statements referred to therein shall mean the financial statements of the Borrowers for the most recent quarterly period ended); and (b) no Event of Default or event that, with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.


           IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                              FLEET BANK


                              By:  /s/  Jeffrey Holmes

                              Title:    Vice President



                              DETECTION SYSTEMS, INC.


                              By:  /s/ Frank J. Ryan

                              Title:    Vice President



                              RADIONICS, INC.


                              By:  /s/ Frank J. Ryan

                                 Title:       CFO,   Secretary,
Treasurer